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                                                                    EXHIBIT 10.2

                         MANAGEMENT SERVICES AGREEMENT
                         -----------------------------



     This MANAGEMENT SERVICES AGREEMENT (the "Agreement") is dated as of the 1st day of April, 1997, by and between Epitaxx, Inc. ("Epitaxx"), a Delaware corporation with its principal offices at 7 Graphics Drive, West Trenton, New Jersey and Nippon Sheet Glass Co., Ltd. ("NSG"), a corporation organized under the laws of Japan with its principal offices at NSG Tokyo Bldg., 1-7, 2-chome, Kaigan, Minato-ku, Tokyo, 105 Japan.

     WHEREAS, Epitaxx, in order to pursue the effective business development and synergy of Epitaxx's business and NSG's Fiber Optics related business, is desirous of obtaining from NSG the full benefit and support derived from their affiliation, including the provision of certain management services to Epitaxx by NSG on a basis the parties believe will permit Epitaxx to minimize costs associated with the operation and administration of its business; and

     WHEREAS, Epitaxx and NSG, with full regard for and subject to the obligations of each of them and each of their officers and directors pursuant to applicable law, are desirous of cooperating in the formulation and implementation of principles and policies and the provision to Epitaxx by NSG of management services specified herein, including personnel, banking and credit services; productivity improvement advice; and assistance in the development of relationships in Asia and Europe with potential customers for Epitaxx products; and

     WHEREAS, Epitaxx and NSG have entered into a Master Cooperation Agreement contemporaneously herewith, pursuant to which NSG and Epitaxx have agreed to enter into this Agreement and NSG has agreed to provide to Epitaxx certain services all as set forth herein and in such Master Cooperation Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth herein and in the Master Cooperation Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   Provision of Management Services to Epitaxx by NSG
     --------------------------------------------------

     (a) The management services to be provided to Epitaxx by NSG are set forth on Schedule A hereto (the "Management Services"). NSG will use such
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          resources as it deems necessary to effect and provide those services to be provided by it.

     (b) In connection with the provision of Management Services to Epitaxx by NSG, NSG shall use its best efforts to obtain any consents of third parties which may be necessary to allow NSG to perform such Management Services.

     (c) The Management Services to be provided by NSG and/or the compensation to be paid by Epitaxx to NSG for the provision of the Management Services may be amended from time to time by written consent of Epitaxx and NSG, which consent shall amend Schedule A hereto.
                                                     ----------

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2.   Epitaxx Responsibilities
     ------------------------

     Epitaxx shall provide such information to NSG as NSG shall request from time to time to enable NSG to perform the Management Services hereunder.

3.   Compensation
     ------------

     (a) As consideration for the Management Services rendered by NSG in accordance with this Agreement, Epitaxx shall pay to NSG a mutually agreed upon fee of not less than 0.5% and not more than 1.00% of Net Sales, as such term is defined in Paragraph 3(b) below, which will be payable semi-annually on October 1 and April 1 of each year with respect to Management Services provided and Net Sales generated in the previous six (6) month period. In the event that any tax withholding is required at the time of payment of such fee Epitaxx shall provide NSG with a certificate documenting such withholding requirement. Unless otherwise agreed all payments shall be made in U.S. Dollars to such account of NSG or any affiliated company as NSG shall direct.

     (b) "Net Sales" shall mean the aggregate invoiced sales prices of Epitaxx products sold to all customers less, to the extent such amounts are included in the invoiced sales price, taxes, shipping costs (including freight and insurance), and other governmental charges paid for and separately identified on the invoice. Additional allowances will be permitted for (i) cash, trade and/or quantity discounts (other than for prompt payment) actually allowed and (ii) amounts repaid or credited by reason of rejection or return of goods, rebates, wholesaler chargebacks or retroactive price reductions.



4.   Contact Persons
     ---------------

     Each of Epitaxx and NSG shall appoint one or more individuals who shall serve as contact persons for purposes of carrying out this Agreement. Such contact persons shall be authorized to act on behalf of their respective party as to the matters pertaining to this Agreement.

5.   Term of Agreement
     -----------------

     The initial term of this Agreement will commence on April 1, 1997 and terminate on March 31, 2000. After the initial term, this Agreement will be automatically renewed for successive three (3) year periods unless one of the parties gives written notice to the other party that it desires to terminate this Agreement and such written notice is received by the other party no later than thirty (30) days prior to the end of the initial term or any subsequent term of this Agreement.

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6.   Independent Relationship
     ------------------------

     This Agreement shall not create and shall not be construed to create any relationship of agency, partnership or employment between Epitaxx and NSG. Epitaxx and NSG are and shall remain independent parties.


7.   Miscellaneous
     -------------

     (a)  Notices.  All notices, requests, consents and other communications
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          hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

          If to Epitaxx:

                   Epitaxx, Inc.
                   7 Graphics Drive
                   West Trenton, New Jersey  08628
                   Attention: Noboru Hiraguri, Chief Executive Officer

          If to NSG:

                   Nippon Sheet Glass Co., Ltd.
                   NSG Tokyo Bldg.
                   1-7, 2-chome, Kaigan
                   Minato-ku, Tokyo, 105 JAPAN
                   Attention:  Kenji Fujiwara, General Manager,
                               Fiber Optics Division

          All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.



     (b)  Entire Agreement.  This Agreement embodies the entire agreement and
          ----------------
          understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be

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          used to interpret, change or restrict, the express terms and provisions of this Agreement.

     (c)  Modifications and Amendments.  The terms and provisions of this
          ----------------------------
          Agreement may be modified or amended only by written agreement executed by all parties hereto.

     (d)  Waivers and Consents.  No waiver of the terms and provisions of this
          --------------------
          Agreement or consent for the departure therefrom shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

     (e)  Assignment.  The rights and obligations under this Agreement may not
          ----------
          be assigned by either party hereto without the prior written consent of the other party, except that NSG may assign it rights hereunder to any other company of which it is the direct or indirect owner of a controlling interest.

     (f)  Benefit.  All statements, representations, warranties, covenants and
          -------
          agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

     (g)  Governing Law.  This Agreement and the rights and obligations of the
          -------------
          parties hereunder shall be construed in accordance with and governed by the law of the State of New Jersey, without giving effect to the conflict of law principles thereof.

     (h)  Arbitration.  Any controversy, dispute or claim arising out of or in
          -----------
          connection with this Agreement, or the breach, termination or validity hereof, shall be settled by final and binding arbitration to be conducted by an arbitration tribunal in the State of New Jersey, pursuant to the rules of the American Arbitration Association. The arbitration tribunal shall consist of three arbitrators. The party initiating arbitration shall nominate one arbitrator in the request for arbitration and the other party shall nominate a second in the answer thereto within thirty (30) days of receipt of the request. The two arbitrators so named will then jointly appoint the third arbitrator. If the answering party fails to nominate its arbitrator within the thirty (30) day period, or if the arbitrators named by the parties fail to agree on the third arbitrator within sixty (60) days, the office of the American Arbitration Association Trenton, New Jersey shall make the necessary appointments of such arbitrator(s). The decision or award of the arbitration tribunal (by a majority determination, or if there is no majority, then by the determination of the third arbitrator, if any) shall be final, and judgment upon


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          such decision or award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such decision or award and an order of enforcement. In the event of any procedural matter not covered by the aforesaid rules, the procedural law of the State of New Jersey shall govern.

     (i)  Jurisdiction and Service of Process.  Any legal action or proceeding
          -----------------------------------
          with respect to this Agreement shall be brought in the courts of the State of New Jersey or of the United States of America for the District of New Jersey. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in
          Section 7(a) hereof.

     (j)  Severability.  In the event that any court of competent jurisdiction
          ------------
          shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

     (k)  Headings and Captions.  The headings and captions of the various
          ---------------------
          subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

     (l)  No Waiver of Rights, Powers and Remedies.  No failure or delay by a
          ----------------------------------------
          party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

     (m)  Counterparts.  This Agreement may be executed in one or more
          ------------
          counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, Epitaxx and NSG have caused this Agreement to be executed by their duly authorized officers, under seal, as of the date first specified above.


                              EPITAXX, INC.


                              By:  /s/ Noburu Hiraguri
                              Name:   Noboru Hiraguri
                              Title:    Chief Executive Officer



                              NIPPON SHEET GLASS CO., LTD.


                              By:  /s/ Kenji Fujiwara
                              Name:  Kenji Fujiwara,
                              Title:  General Manager, Fiber Optics Division

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                                  Schedule A
                                  ----------



     1. NSG to provide credit support to Epitaxx in such form as shall be determined from time to time, including but not limited to letters of credit, guarantees, bonds and other credit instruments at a cost not to exceed LIBOR plus two percent (2%).

     2. NSG shall provide to Epitaxx the services of specialized personnel and bear a portion of their compensation as may from time to time be requested by Epitaxx.

     3. NSG to provide Epitaxx with advice, information and technology related to productivity improvement, including, without limitation, quality control and quality assurance, as may from time to time be requested by Epitaxx.

     4. NSG to provide Epitaxx with assistance in the development of relationships with potential customers for Epitaxx products in Asia and Europe, as may from time to time be requested by Epitaxx.

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